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                                                   October ____, 1995


Summit Technology, Inc.
21 Hickory Drive
Waltham, MA   02154

Gentlemen:

        This opinion is furnished to you in connection with the filing on September 19, 1995 of a Registration Statement on Form S-3 with the Securities and Exchange Commission ("SEC"), as amended by Amendment No. 1 filed with the SEC on October ___, 1995 (the "Registration Statement"), for the purpose of registering shares (the "Shares") of the common stock of Summit Technology, Inc. (the "Company"), $.01 par value.

        In rendering this opinion, we have examined and relied on:

        1. A copy of the Articles of Organization of the Company, as amended to date, certified by the Secretary of State of the Commonwealth of Massachusetts (the "Secretary") on October 2, 1995

        2. Minutes of the meeting of the Board of Directors of the Company on September 18, 1995, certified to be true, correct and complete by the Clerk of the Company;

        3.      The Registration Statement;

        4. A Certificate issued by the Secretary dated October 11, 1995 attesting to the legal existence of the Company;

        5. A Certificate of the Clerk of the Company of even date herewith; and

        6. Such case and statutory laws of the Commonwealth of Massachusetts as we have deemed relevant.


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Summit Technology, Inc.
October ___, 1995
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        We have assumed in our examination of documents and in the issuance of our opinion, both as of the date hereof and as of the date of issuance of the Shares by the Company:

        1. The completeness and authenticity of all documents submitted to us as originals;

        2.      The genuineness of all signatures;

        3. The completeness and conformity to original documents of documents submitted to us as certified or photostatic copies;

        4. The legal capacity of each individual, and the power, authority and due authorization of each corporate signatory of a document, other than the Company, to execute said document;

        5. That prior to the issuance of the Shares the Company received the consideration for the Shares stated in the Registration Statement;

        6. That upon the issuance of the Shares, the Company will issue to each of the Underwriters named in the Registration Statement (the "Underwriters") a stock certificate representing the number of Shares purchased by each such Underwriter, which stock certificate will comply with the requirements of
Section 27 of Chapter 156B of the Massachusetts General Laws;

        7. That the Company did not and will not make any distribution to any of the Underwriters that would cause any of them to be held liable therefor under Section 45 of Chapter 156B of the Massachusetts General Laws;

        8. That the facts contained in the certificate of the Clerk of the Company of even date are true and complete;

        9. That the Company is not a debtor under the Bankruptcy Code or state laws for relief of debtors, and is not subject to receivership; and

        10. That there will be no change in any of the documents, facts and laws examined and relied on by us in issuing this opinion between the date hereof and the date of issuance of the Shares.

        Except as specifically set forth hereinabove, we have made no independent factual investigation.


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Summit Technology, Inc.
October ___, 1995
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        We opine only as to the laws of the Commonwealth of Massachusetts.

        Based upon and subject to the foregoing, we are of the opinion that the Shares issued by the Company to the Underwriters are legally issued, fully paid and nonassessable.

        We consent to the filing of this letter with the SEC as an Exhibit to the Registration Statement and we further consent to the reference to our firm contained in the Registration Statement and in the Prospectus filed as a part thereof.


                                                  Very truly yours,

                                                  Goldstein & Manello, P.C.



                                                  By:_________________________
                                                     Its authorized signatory